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                                                                    EXHIBIT 3.11

                  AMERICAN BAR ASSOCIATION MEMBERS/STATE STREET
                                COLLECTIVE TRUST

                  SECOND AMENDED AND RESTATED FUND DECLARATION

                          STRUCTURED PORTFOLIO SERVICE

     Pursuant to Sections 3.03 and 7.01 of the Declaration of Trust, dated December 5, 1991, and as amended as of July 31, 1995 and as further amended as of the date hereof (the "Declaration of Trust"), which authorizes State Street Bank and Trust Company as trustee ("State Street" or the "Trustee") of the American Bar Association Members/State Street Collective Trust (the "Collective Trust") to amend the Fund Declarations of the investment funds established under the Collective Trust, effective as of July 15, 2002 State Street hereby amends and restates the Fund Declaration dated January 1, 1999 of the Structured Portfolio Service (the "Portfolio Service") constituting of three separate portfolios, each of which shall constitute a separate Fund established pursuant to the Declaration of Trust. The holder of an interest in the Portfolio Service shall have no rights as such, other than the rights of a holder of the separate portfolio. The provisions of the Collective Trust are incorporated herein by reference. In addition, the Trustee agrees and declares that it will hold, administer and deal with all money and property received or purchased by it as Trustee of the Collective Trust subject to the additional terms and conditions set forth in this Fund Declaration. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Declaration of Trust.

     1. Conflicts. In the event of a conflict between the terms of this document and the Declaration of Trust, the Declaration of Trust shall control unless the Declaration of Trust specifically permits the Trustee to vary the particular provision set forth therein.

     2. Investment Guidelines and Restrictions. The Portfolio Service will provide investment diversification by utilizing nine of the Program's Funds: the Index Equity Fund, the Intermediate Bond Fund, the International Equity Fund, the Large-Cap Growth Equity Fund, the Large-Cap Value Equity Fund, the Mid-Cap Growth Equity Fund, the Mid-Cap Value Equity Fund, the Small-Cap Equity Fund and the Stable Asset Return Fund (collectively, the "Investment Funds").

     3. Investment Objective. The purpose of the Portfolio Service is to provide investment diversification by offering three distinct portfolios, conservative, moderate and aggressive, each with a different investment strategy and different risk and reward characteristics. The conservative portfolio will place an emphasis on shorter-term and fixed-income securities and is intended for investors with lower risk tolerance who seek returns based primarily on higher current investment income. The moderate portfolio will take a more balanced approach (in comparison to the conservative portfolio) and is intended for investors who seek returns based upon relatively stable

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investment income but who also desire an increased potential for growth. The aggressive portfolio will place an emphasis on stocks and is intended for investors who have a higher degree of risk tolerance and who seek capital appreciation.

Conservative:

Stable Asset Return Fund.................................  30%
Intermediate Bond Fund...................................  35
Large-Cap Value Equity Fund                                 7
Large-Cap Growth Equity Fund                                7
Index Equity Fund........................................  14
International Equity Fund................................   7

Moderate:

Stable Asset Return Fund.................................  10%
Intermediate Bond Fund...................................  30
Large-Cap Value Equity Fund                                 9
Large-Cap Growth Equity Fund                                9
Index Equity Fund........................................  23
Mid-Cap Value Equity Fund                                   2
Mid-Cap Growth Equity Fund                                  2
International Equity Fund................................  15

Aggressive:

Intermediate Bond Fund...................................  15%
Large-Cap Value Equity Fund                                13
Large-Cap Growth Equity Fund                               13
Index Equity Fund........................................  30
Mid-Cap Value Equity Fund                                   3
Mid-Cap Growth Equity Fund                                  3
Small-Cap Equity Fund....................................   3
International Equity Fund................................  20

     Allocations among the Investment Funds will be readjusted on the first business day of each month to maintain these percentages and allocations may vary from the above percentages between adjustment dates.

     4. Restrictions on Withdrawals and Transfers. There are no restrictions on withdrawal and transfer. Units in each portfolio of the Portfolio Service may be withdrawn on any Business Day.

     5. Value of Units in each Portfolio. The initial value of a Unit in each portfolio of the Portfolio Service was $10.00 for the conservative portfolio, $10.00 for the moderate portfolio and $10.00 for the aggressive portfolio on September 5, 1995. Units of each portfolio in the Portfolio Service will be represented by the aggregate

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values of the Units of the Investment Funds held by such portfolio as determined in accordance with Article IV of the Declaration of Trust.

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     IN WITNESS WHEREOF, STATE STREET BANK AND TRUST COMPANY has caused its name to be signed to this Amended and Restated Fund Declaration for the Structured Portfolio Service by its proper officer as of April 15, 2002.

ATTEST:                                       STATE STREET BANK AND TRUST
                                              COMPANY


By:                                           By:
   ---------------------------                   -------------------------------
   Name:                                         Name:
   Title:                                        Title: